Exhibit 5.1

January 23, 2012

HCP, Inc.

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

Re:                               HCP, Inc., a Maryland corporation (the “Company”) - Sale of $450,000,000 aggregate principal amount of 3.75% Senior Notes Due 2019 (the “Notes”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-161721) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Notes under the Securities Act of 1933, as amended (the “Act”), under the Registration Statement, which was filed with the Securities and Exchange Commission (the “Commission”) on or about September 4, 2009.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                       the corporate charter of the Company (the “Charter”), consisting of Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on September 10, 2007;

2.                                       the Third Amended and Restated Bylaws of the Company, dated as of July 22, 2004, and the Fourth Amended and Restated Bylaws of the Company, dated as of September 20, 2006, as amended by Amendment No. 1 to the Fourth Amended and Restated Bylaws of the Company, dated as of October 25, 2007, Amendment No. 2 to the Fourth Amended and Restated Bylaws of the Company, dated as of October 29, 2009, and Amendment No. 3 to the Fourth Amended and Restated Bylaws of the Company, dated as of March 7, 2011 (collectively, the “Bylaws”);

3.                                       the Minutes of the Organizational Action of the Board of Directors of the Company, dated March 21, 1985 (the “Organizational Minutes”);

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4.                                       resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on July 22, 1993, February 3, 2006, October 25, 2007, July 29, 2009, January 16, 2012 and January 18, 2012, which, among other things, authorized the issuance of the Notes (collectively, the “Directors’ Resolutions”);

5.                                       the Indenture, dated as of September 1, 1993 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 24, 2011 (the “Supplemental Indenture” and together with the Base Indenture, collectively, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York;

6.                                       a certificate of Timothy M. Schoen, the Executive Vice President — Chief Financial Officer of the Company, and James W. Mercer, the Executive Vice President, General Counsel and Corporate Secretary of the Company, dated as of January 23, 2012 (the “Officers’ Certificate”), to the effect that, among other things, the copies of the Charter, the Bylaws, the Organizational Minutes, the Directors’ Resolutions and the Indenture are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate;

7.                                       the form of an Officers’ Certificate with respect to the Notes, pursuant to Sections 201 and 301 of the Indenture (the “Sections 201 and 301 Certificate”) to be executed and delivered by Authorized Officers of the Company (as defined in the January 18, 2012 Directors’ Resolutions), which, among other things, establish the terms and provisions of the Notes pursuant to the authorizing resolutions set forth in the Directors’ Resolutions and to which are attached the form of the Notes;

8.                                       the Registration Statement and the related base prospectus and prospectus supplement included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

9.                                       a status certificate of the Department, dated January 19, 2012, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

10.                                 such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                  each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any instrument, document or agreement is legally competent to do so;

(c)                                  all Documents submitted to us as originals are authentic; the form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; all Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, warranties, statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 all certificates submitted to us, including but not limited to the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

(e)                                  prior to the issuance of the Notes, the Sections 201 and 301 Certificate will be duly executed and delivered to the Trustee (as defined in the Indenture) by Authorized Officers of the Company in accordance with the Indenture; and

(f)                                    the Indenture will remain in full force and effect for so long as the Notes are outstanding.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii)                                  The Company has the corporate power to create the obligation evidenced by the Notes.

(iii)                               The Notes have been duly authorized for issuance by the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Validity of the Notes.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP